UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	AutoZone’s Annual Meeting of Stockholders was held on December 19, 2018.

(b)	The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected eleven directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2019 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Douglas H. Brooks	21,450,667	12,012	54,080	1,402,732
Linda A. Goodspeed	21,450,302	12,854	53,603	1,402,732
Earl G. Graves, Jr.	20,713,640	763,970	39,149	1,402,732
Enderson Guimaraes	21,431,768	31,649	53,342	1,402,732
D. Bryan Jordan	21,411,446	51,432	53,881	1,402,732
Gale V. King	21,456,732	19,995	40,032	1,402,732
W. Andrew McKenna	20,870,148	605,842	40,769	1,402,732
George R. Mrkonic, Jr.	21,100,250	376,081	40,428	1,402,732
Luis P. Nieto	21,408,419	56,637	51,703	1,402,732
William C. Rhodes, III	20,070,341	1,228,087	218,331	1,402,732
Jill A. Soltau	21,460,918	13,763	42,078	1,402,732

Proposal 2: The Audit Committee’s designation of Ernst & Young LLP as AutoZone’s independent registered public accounting firm for the fiscal year ending August 31, 2019 was ratified by the stockholders. The tabulation of votes on this matter was as follows:

22,433,605	votes for
439,587	votes against
46,299	abstentions

There were no broker non-votes for this item.

Proposal 3: The compensation of AutoZone’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

20,344,676	votes for
1,122,974	votes against
49,109	abstentions
1,402,732	broker non-votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

By:	/s/ Kristen C. Wright
Kristen C. Wright
Senior Vice President, General Counsel and Secretary

Dated: December 19, 2018